As filed with the Securities and Exchange Commission on November 24, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
BANK7 CORP.
(Exact name of registrant as specified in its charter)
Oklahoma	20-0764349
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
1039 N.W. 63rd Street
Oklahoma City, Oklahoma 73116
(405) 810-8600
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Thomas L. Travis
President and Chief Executive Officer
1039 N.W. 63rd Street
Oklahoma City, Oklahoma 73116
(405) 810-8600
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copy to:
Justin L. Jackson
McAfee & Taft A Professional Corporation
Two Leadership Square, 8th Floor
211 N. Robinson
Oklahoma City, Oklahoma 73102
(405) 235-9621
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	5,758,240	$25.625	$147,554,900.00	$13,678.34
(1)
Pursuant to Rule 416(a) under the Securities Act, the common stock being registered for the selling shareholders named herein includes such indeterminate number of shares of common stock as may be issuable as a result of stock splits, share dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales price of a share of the common stock of Bank7 Corp. as reported on the NASDAQ Global Select Market on November 23, 2021.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED NOVEMBER 24, 2021
PROSPECTUS
BANK7 CORP.
5,758,240 Shares of Common Stock Offered by the Selling Shareholders
This prospectus relates to the offer and sale from time to time of our common stock, par value $0.01 per share (“common stock”), by the selling shareholders named herein, together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering. The selling shareholders may offer and sell up to 5,758,240 shares of common stock in the aggregate.
We will not receive any proceeds from the sale of common stock by the selling shareholders. The common stock to which this prospectus relates may be offered and sold from time to time directly by the selling shareholders or alternatively through underwriters, broker dealers or agents. The selling shareholders will determine at what price they may sell the common stock offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. For additional information on the methods of sale that may be used by the selling shareholders, see the section entitled “Plan of Distribution.”
We have agreed to bear all of the expenses incurred in connection with the registration of the shares of common stock covered by this prospectus. The selling shareholders will pay or assume brokerage commissions and similar charges, if any, incurred in the sale of the shares of common stock.
Our common stock is quoted on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “BSVN.” On November 23, 2021, the last reported sale price of our common stock on Nasdaq was $25.85 per share.
This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state or jurisdiction where the offer or sale is not permitted.
Investing in our common stock involves risks. You should carefully consider all of the information set forth in this prospectus, including the risk factors set forth under “Risk Factors” on page 5 of this prospectus, as well as the risk factors and other information in any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement, before deciding to invest in our common stock. See “Incorporation of Certain Information By Reference.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The securities offered by this prospectus are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
The date of this prospectus is    , 2021.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission pursuant to which the selling shareholders named herein may, from time to time, offer and sell or otherwise dispose of the common stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or the shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in this prospectus.
We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Forward-Looking Statements.”

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a shelf registration process. Under this shelf registration process, the selling shareholders may sell from time to time an aggregate of up to 5,758,240 shares of the Company’s common stock, in any manner described in this prospectus in one or more offerings. In some cases, the selling shareholders will also be required to provide a prospectus supplement containing specific information about the terms on which it is offering and selling shares of our common stock. We may also add, update or change in a prospectus supplement any information contained in this prospectus.
You should read this prospectus (including the documents incorporated by reference) and any applicable prospectus supplement together with the additional information referred to under the heading “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different or additional information. Neither we nor anyone acting on our behalf is making an offer to sell these shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of its date only.
When used in this prospectus, except where the context otherwise requires, the terms “we,” “us,” “our” and “the Company” refer to Bank7 Corp. and its consolidated subsidiaries.
IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY
We are an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:
•	we may present as few as two years of audited financial statements and two years of related management discussion and analysis of financial condition and results of operations;
•
we are exempt from the requirement to obtain an attestation and report from our auditors on management’s assessment of our internal control over financial reporting under the Sarbanes-Oxley Act of 2002;

•	we are permitted to provide less extensive disclosure about our executive compensation arrangements; and
•	we are not required to give our shareholders non-binding advisory votes on executive compensation or golden parachute arrangements.
We will remain an emerging growth company until the earliest of (i) the end of the fiscal year during which we have total annual gross revenues of $1.07 billion or more, (ii) the last day of the fiscal year following the fifth anniversary of our initial public offering, or December 31, 2023, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities and (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
In addition to the relief described above, the JOBS Act permits us an extended transition period for complying with new or revised accounting standards affecting public companies. We have elected to take advantage of this extended transition period, which means that the financial statements incorporated by reference into this prospectus, as well as any financial statements that we file in the future, will not be subject to all new or revised accounting standards generally applicable to public companies for the transition period for so long as we remain an emerging growth company or until we affirmatively and irrevocably opt out of the extended transition period under the JOBS Act.
IMPLICATIONS OF BEING A CONTROLLED COMPANY
Trusts established for the benefit of William B. “Brad” Haines, our Chairman of the Board, Lisa K. Haines, the Executive Vice President and Chief Marketing Officer of the Bank, and Julee S. Thummel, collectively referred to as the Haines Family Trusts, currently control approximately 63.5% of the outstanding shares of common stock of the Company, and five family members are employees of the Company or the Bank. So long as the Haines Family Trusts continue to own a majority of our common stock, they will have the ability, if they vote in the same manner, to determine the outcome of all matters requiring shareholder approval, including the election of directors, the approval of mergers, material acquisitions and dispositions and other extraordinary transactions, and amendments to our certificate of incorporation, bylaws and other corporate governance documents. In any of these matters, the interests of the Haines Family Trusts may differ from or conflict with the interests of our other shareholders. Moreover, this concentration of stock ownership may also adversely affect the trading price of our common stock if investors perceive disadvantages in owning stock of a company with a controlling family.
We are a “controlled company” for purposes of the Nasdaq corporate governance standards. As a controlled company, we may elect not to comply with certain corporate governance requirements, including the requirements:
•	that a majority of our board of directors consists of “independent directors,” as defined under Nasdaq rules;
•
that director nominations are selected, or recommended for the board of directors’ selection, by either (i) the independent directors constituting a majority of the board of directors’ independent directors in a vote in which only independent directors participate, or (ii) a nominating and corporate governance committee that is composed entirely of independent directors; and

•	that we have a compensation committee that is composed entirely of independent directors.
We currently comply with each of these requirements. However, in the future we may avail ourselves of certain of these and other exemptions for as long as we remain a “controlled company.”
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “strive,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:
•	our ability to effectively execute our expansion strategy and manage our growth, including identifying and consummating suitable acquisitions;
•
business and economic conditions, particularly those affecting our market areas of Oklahoma, the Dallas/Fort Worth metropolitan area and Kansas, including a decrease in or the volatility of oil and gas prices or agricultural commodity prices within the region;

•	the geographic concentration of our markets in Oklahoma, the Dallas/Fort Worth metropolitan area and Kansas;
•	high concentrations of loans secured by real estate and energy located in our market areas;
•	risks associated with our commercial loan portfolio, including the risk for deterioration in value of the general business assets that secure such loans;
•	risks related to the significant amount of credit that we have extended to a limited number of borrowers;
•	our ability to maintain our reputation;
•	our ability to successfully manage our credit risk and the sufficiency of our allowance;
•	reinvestment risks associated with a significant portion of our loan portfolio maturing in one year or less;
•	our ability to attract, hire and retain qualified management personnel;

•	our dependence on our management team, including our ability to retain executive officers and key employees and their customer and community relationships;
•	interest rate fluctuations, which could have an adverse effect on our profitability;
•	competition from banks, credit unions and other financial services providers;
•	system failures, service denials, cyber-attacks and security breaches;
•	our ability to maintain effective internal control over financial reporting;
•	employee error, fraudulent activity by employees or customers and inaccurate or incomplete information about our customers and counterparties;
•	increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all;
•	costs and effects of litigation, investigations or similar matters to which we may be subject, including any effect on our reputation;
•	severe weather, acts of god, acts of war, pandemics or terrorism;
•	impact of COVID-19, the coronavirus, on the United States economy, particularly the hospitality industry;
•
compliance with governmental and regulatory requirements, including the Dodd-Frank and Wall Street Consumer Protection Act and other regulations relating to banking, consumer protection, securities and tax matters;

•
changes in the laws, rules, regulations, interpretations or policies relating to financial institutions, accounting, tax, trade, monetary and fiscal matters, including the policies of the Federal Reserve and as a result of initiatives of the Biden administration; and

•	other factors that are discussed in the section entitled “Risk Factors,” beginning on page 5.
The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus. Because of these risks and other uncertainties, our actual future results, performance or achievements, or industry results, may be materially different from the results indicated by the forward-looking statements in this prospectus. In addition, our past results of operations are not necessarily indicative of our future results. Accordingly, you should not rely on any forward-looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which such forward-looking statements were made. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a Registration Statement on Form S-3 to register the offer and sale of the common stock covered hereby. This prospectus, which forms part of the Registration Statement, does not contain all of the information included in that Registration Statement. For further information about us and the common stock covered by this prospectus, you should refer to the Registration Statement and its exhibits. Certain information is also incorporated by reference in this prospectus as described under “Incorporation of Certain Documents by Reference.”
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov and our corporate website at www.bank7.com. The foregoing website addresses are provided as inactive textual references only. Information contained on our website is not part of this prospectus or any applicable prospectus supplement and is not incorporated by reference as part of this prospectus or any applicable prospectus supplement.
Descriptions in this prospectus of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents. For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering of our common stock under this prospectus, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus (1) the documents listed below, (2) any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act following the date of this prospectus and prior to the termination of the offering covered by this prospectus and any prospectus supplement and (3) any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, in each case other than information furnished to the SEC under Items 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this prospectus:
•
Our Annual Report on Form 10-K for our fiscal year ended December 31, 2020, filed with the SEC on March 25, 2021, including the information in our proxy statement that is part of our Schedule 14A filed with the SEC on April 9, 2021, that is incorporated by reference in that Annual Report on Form 10-K;

•	Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on May 11, 2021, August 13, 2021, and November 5, 2021, respectively;
•	Our Current Reports on Form 8-K filed with the SEC on January 27, 2021, March 31, 2021, May 24, 2021, and October 7, 2021; and
•	The description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for our fiscal year ended December 31, 2019, filed with the SEC on March 30, 2020.
We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference). Requests for such copies should be directed to:
Bank7 Corp.
1039 N.W. 63rd Street
Oklahoma City, Oklahoma 73116
(405) 810-8600
Attention: Corporate Secretary

ABOUT BANK7 CORP.
We are Bank7 Corp., a bank holding company headquartered in Oklahoma City, Oklahoma. Through our wholly-owned subsidiary, Bank7, we operate nine locations in Oklahoma, the Dallas/Fort Worth, Texas metropolitan area and Kansas. We are focused on serving business owners and entrepreneurs by delivering fast, consistent and well-designed loan and deposit products to meet their financing needs. We intend to grow organically by selectively opening additional branches in our target markets and pursuing strategic acquisitions.
As a bank holding company, we generate most of our revenue from interest income on loans and from short-term investments. The primary source of funding for our loans and short-term investments are deposits held by our subsidiary, Bank7. We measure our performance by our return on average assets, return on average equity, earnings per share, capital ratios, efficiency ratio (calculated by dividing noninterest expense by the sum of net interest income on a tax equivalent basis) and noninterest income.
As of September 30, 2021, we had total assets of $1.1 billion, total loans of $924.7 million, total deposits of $1.0 billion and total shareholders’ equity of $122.4 million.
Our principal executive office is located at 1039 N.W. 63rd Street, Oklahoma City, Oklahoma 73116, and our telephone number is (405) 810-8600. Investor information for the Company may be found at www.bank7.com. The contents on or accessible through, our website are not incorporated into this prospectus.
RISK FACTORS
An investment in our common stock involves risks. We urge you to carefully read and consider the risk factors set forth in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under the heading “Risk Factors” as well as all of the information contained in or incorporated by reference in this prospectus and other information which may be incorporated by reference in this prospectus or any prospectus supplement as provided under “Incorporation of Certain Information by Reference.” This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition or results of operation could be adversely affected. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS
We will not receive any proceeds from the sales of common stock sold by the selling shareholders.

SELLING SHAREHOLDERS
This prospectus covers the offering for resale of up to an aggregate of 5,758,240 shares of common stock that may be offered and sold from time to time under this prospectus by the selling shareholders identified below, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such shares of common stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise.
Our founder, William B. “Brad” Haines, acquired the shares of common stock offered hereby in connection with the founding of the Company in 2004 and subsequently transferred those shares to the selling shareholders as part of his estate planning.
The selling shareholders have sole voting and dispositive power with respect to the shares of common stock reported as beneficially owned by them. Because the selling shareholders identified in the table may sell some or all of the shares of common stock owned by them that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of common stock, no estimate can be given as to the number of the shares of common stock available for resale hereby that will be held by the selling shareholders upon termination of this offering. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of common stock they hold in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), after the date on which the selling shareholders provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the selling shareholders will sell all of the shares of common stock beneficially owned by them that are covered by this prospectus. The selling shareholders are not obligated to sell any of the shares of common stock offered by this prospectus. The percent of beneficial ownership for the selling security holders is based on 9,071,417 shares of common stock outstanding as of November 23, 2021.
	Shares of common stock Beneficially Owned Prior to the Offering		Shares of common stock Offered Hereby	Shares of common stock Beneficially Owned After Completion of the Offering(1)
Selling shareholders:	Number	Percentage		Number	Percentage
William Bradford Haines Financial Services Trust	2,896,512	31.9%	2,896,512	—	—
Lisa K. Haines Financial Services Trust	1,430,864	15.8%	1,430,864	—	—
Julee S. Lawrence Financial Services Trust	1,430,864	15.8%	1,430,864	—	—
(1)	Assumes the selling shareholders sell all of the shares of common stock beneficially owned and do not acquire beneficial ownership of any additional shares of our common stock.

DESCRIPTION OF COMMON STOCK
The following summary description of shares of our common stock, with a par value of $0.01 per share, is not intended to be relied upon as an exhaustive list or a detailed description of the provisions discussed and is qualified in its entirety by the Oklahoma General Corporation Act (the “OGCA”) and by our Amended and Restated Certificate of Incorporation (as amended, the “charter”) and our Amended and Restated Bylaws (as amended, the “bylaws”). Copies of our charter and bylaws are incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
General
As of the date of this prospectus, our charter provides that we may issue a maximum of 50,000,000 shares of common stock and 20,000,000 shares of non-voting common stock, both with a par value of $0.01 per share. As of November 5, 2021, 9,071,417 shares of our common stock were issued and outstanding and 0 shares of our non-voting common stock were issued and outstanding. All outstanding shares of our common stock are fully paid and nonassessable. Our common stock is listed on Nasdaq under the symbol “BSVN.”
Voting Rights
The holders of our voting common stock are entitled to one vote per share on all matters presented for a shareholder vote. There is no provision for cumulative voting.
Dividend Rights and Limitations on Payment of Dividends
Holders of our common stock are entitled to dividends when, as and if declared by our board of directors (the “board of directors”) out of funds legally available for that purpose. We currently expect to continue to pay (when, as and if declared by the board of directors out of funds legally available for that purpose and subject to regulatory restrictions) regular quarterly cash dividends on our common stock; however, there can be no assurance that we will continue to pay dividends in the future. Future dividends on our common stock will depend upon earnings, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior to our common stock, and other factors deemed relevant by the board of directors.
As a holding company, we are ultimately dependent upon our wholly-owned bank subsidiary, Bank7 (the “Bank”), to provide funding for its operating expenses, debt service, and dividends. Various banking laws and regulations and regulatory guidance applicable to the Bank limit the payment of dividends and other distributions by the Bank to us, and, similarly, certain banking laws and regulations and regulatory guidance may limit our ability to pay dividends on our common stock. Additionally, regulatory authorities could impose administratively stricter limitations on the ability of the Bank to pay dividends to us, or the ability of us to pay dividends to holders of its common stock, if such limitations were to be deemed appropriate in light of capital adequacy requirements.
Liquidation Rights
In the event of our liquidation, dissolution, or winding-up, holders of our common stock have the right to a ratable portion of the assets remaining after satisfaction in full of the prior rights of creditors, all liabilities, and any liquidation preferences of any outstanding shares of preferred stock.
Anti-Takeover Effects of Certain Provisions
Certain provisions of our charter and bylaws summarized in the paragraphs above and in the following paragraphs may have an anti-takeover effect. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for shares of our common stock.
Special Shareholder Meetings
Unless otherwise permitted by applicable law, our bylaws provide that special meetings of shareholders may be called only by (i) the board of directors, (ii) the Chairman of the board of directors, (iii) the President or (iv) the board of directors upon the written request of shareholders holding at least 30% of all the votes entitled to be cast on each issue to be considered at the special meeting as of the date of submission of the request.

Requirements for Advance Notification of Shareholder Nominations and Proposals
Under our bylaws, to be properly brought before an annual meeting of shareholders, any shareholder proposal or nomination for election to the board of directors must be delivered to our Secretary not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided that in the event that the date of the annual meeting is called for a date that is not within 30 days before or 60 days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting, or the announcement thereof, or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, a shareholder’s written notice must be delivered not later than the 10th day following the day on which public announcement of the date of such meeting is first made by us. Such notice must contain information specified in our bylaws as to the director nominee or proposal of other business, information about the shareholder making the nomination or proposal and the beneficial owner, if any, on behalf of whom the nomination or proposal is made.
Newly Created Directorships and Vacancies on the Board of Directors
Under the charter, any newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors for any reason may be filled by a majority vote of the directors then in office, even if less than a quorum, and the directors so chosen shall hold office until the next annual meeting of shareholders and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.
Authorized but Unissued Shares
The Company’s authorized but unissued shares of common stock are available for future issuance. The Company may use these additional shares of common stock for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

PLAN OF DISTRIBUTION
We are registering the shares covered by this prospectus to permit the selling shareholders to sell shares of our common stock directly to purchasers or through underwriters, broker-dealers or agents from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the shares offered by this prospectus. The aggregate proceeds to the selling shareholders from the sale of the shares will be the purchase price of the shares less any discounts and commissions. The selling shareholders reserve the right to accept and, together with their agents, to reject, any proposed purchases of shares to be made directly or through agents.
The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of those shares may be underwriting discounts and commissions under the Securities Act.
The selling shareholders and any of their permitted transferees may, from time to time, sell any or all of their shares of common stock offered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed, varying or privately negotiated prices. The selling shareholders may use any one or more of the following methods when selling the shares offered by this prospectus:
•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, which is currently the Nasdaq,
•	in the over-the-counter market,
•	in transactions otherwise than on such exchanges or services or in the over-the-counter market,
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers,
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account,
•	an exchange distribution in accordance with the rules of the applicable exchange,
•	privately negotiated transactions,
•	sales pursuant to Rule 144,
•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share,
•	a combination of any such methods of sale, and
•	any other method permitted pursuant to applicable law not involving certain hedging or short sales.
With respect to a particular offering of the shares of common stock held by the selling shareholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:
•	the specific shares of common stock to be offered and sold;
•	the respective purchase prices and public offering prices and other material terms of the offering;
•	the names of any participating agents, broker-dealers or underwriters; and
•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling shareholders.
Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.
We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of our common stock against certain liabilities, including liabilities arising under the Securities Act.
There can be no assurance that the selling shareholders will sell all or any of the common stock offered by this prospectus. Moreover, some of the common stock offered by this prospectus may be sold by the selling shareholders in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.
Agents, broker-dealers and underwriters may be entitled to indemnification by us and the selling shareholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.
The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
LEGAL MATTERS
Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by our counsel McAfee & Taft A Professional Corporation of Oklahoma City, Oklahoma. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.
EXPERTS
The audited consolidated financial statements of Bank7 Corp. as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, which are incorporated by reference into this prospectus, have been so incorporated by reference in reliance upon the report of BKD, LLP, registered independent public accounting firm, upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses (other than underwriting discounts and commissions) to be incurred by the Company in connection with the issuance and distribution of the securities registered under this registration statement.
SEC registration fee	$13,678.34
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous expenses	*
Total	$*
*Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of our common stock under this registration statement.
Item 15.	Indemnification of Directors and Officers.
Section 1031 of the Oklahoma General Corporation Act, under which we are incorporated, permits, and in some circumstances requires, us to indemnify our directors and officers. Article Seventh of our Amended and Restated Certificate of Incorporation provides for indemnification of directors and officers under certain circumstances. In addition, our Amended and Restated Certificate of Incorporation provide for indemnification of each of our officers and directors against expenses (including attorneys’ fees), judgments, liabilities, losses, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by reason of such person being or having been a director, officer, employee or agent of the Company, or of any other corporation, partnership, joint venture, trust or other enterprise at our request, other than an action by or in the right of the Company. To be entitled to such indemnification, the individual must have acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, the person seeking indemnification had no reasonable cause to believe that the conduct was unlawful. Subject to such limitations, our Amended and Restated Certificate of Incorporation grants indemnity to the fullest extent permissible under the law, but does not grant indemnity with respect to, matters as to which indemnification would be in contravention of the laws of the State of Oklahoma or the United States of America, whether as a matter of public policy or pursuant to statutory provision.
As permitted by the Oklahoma General Corporation Act and our Amended and Restated Certificate of Incorporation, we also have the authority to maintain insurance on behalf of our directors and officers against liability arising out of their status as such.
Prior to the offering, we also expect to enter into separate indemnification agreements with our executive officers and directors, in addition to the indemnification provided for in our Amended and Restated Certificate of Incorporation. These agreements, among other things, require us to indemnify our executive officers and directors for certain expenses, including attorneys’ fees, incurred by an executive officer or director in any action or proceeding arising out of their services as one of our an executive officers or directors, or as an executive officer or director of any of our subsidiaries or any other company or enterprise to which the person provides services at our request.
In addition, as authorized by the Oklahoma General Corporation Act, our Amended and Restated Certificate of Incorporation provides that the directors shall not be personally liable for monetary damages to the corporation relating to their conduct as directors, except to the extent such exemption from liability or limitation thereof is not permitted under the OGCA as the same exists or may hereafter be amended. This provision might, in certain instances, discourage or deter shareholders or management from bringing a lawsuit against directors for an alleged breach of their duties.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We carry standard directors’ and officers’ liability insurance covering our directors and officers.
Item 16.	Exhibits.
Exhibit Number	Description
**1.1	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation of Bank7 Corp. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on May 24, 2021)
3.2
Amended and Restated Bylaws of Bank7 Corp. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 24, 2018 (File No. 333-227010)

4.1
Specimen common stock certificate of Bank7 Corp. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on September 10, 2018 (File No. 333-227010)

4.2	Description of Securities Registered Under the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.2 to the Annual Report on Form 10-K filed with the SEC on March 30, 2020)
*5.1	Opinion of McAfee & Taft A Professional Corporation
*23.1	Consent of BKD LLP
*23.3	Consent of McAfee & Taft A Professional Corporation (included in Exhibit 5.1)
*24.1	Powers of Attorney (included in signature pages)
*	Filed herewith
**
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K or other SEC filing in connection with an offering of securities.

Item 17.	Undertakings.
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, Oklahoma, on November 24, 2021.
Bank7 Corp.

By:	/s/ Thomas L. Travis
Thomas L. Travis
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Thomas L. Travis and Kelly J. Harris and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ William B. Haines
William B. Haines	Chairman; Director	November 24, 2021

/s/ Thomas L. Travis
Thomas L. Travis	President and Chief Executive Officer; Director (principal executive officer)	November 24, 2021

/s/ Kelly J. Harris
Kelly J. Harris	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer	November 24, 2021

/s/ Charles W. Brown
Charles W. Brown	Director	November 24, 2021

/s/ William M. Buergler
William M. Buergler	Director	November 24, 2021

/s/ Teresa L. Dick
Teresa L. Dick	Director	November 24, 2021

/s/ John T. Phillips
John T. Phillips	Director	November 24, 2021

/s/ Gary D. Whitcomb
Gary D. Whitcomb	Director	November 24, 2021

/s/ J. Michael Sanner
J. Michael Sanner	Director	November 24, 2021
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